EXHIBIT 23.2

                             DE MEO, YOUNG, MCGRATH
                         A PROFESSIONAL SERVICES COMPANY


          SUITE 517                                            SUITE 411
2400 EAST COMMERCIAL BOULEVARD                        2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308                         BOCA RATON, FLORIDA 33431
       (954) 351-9800                                       (561) 447-9800
     FAX (954) 938-8683                                   FAX (561) 391-8856
        dym@dymco.net                                       boca@dymco.net
     ------------------                                    ------------------
ANTHONY DE MEO, CPA*, ABV,PFS                            MICHAEL I. BLOOM, CPA
   ROBERT E. MCGRATH, CPA                             LAWRENCE E. DEBRUNNER, CPA
   DAVID I. STOCKWELL, CPA                                DAVID B. PRICE, CPA
     BARRY E. WAITE, CPA                                 WILLIAM SHULMAN, CPA
    ROBERTA N. YOUNG, CPA                                 ------------------
                                                        *regulated by the
                                                        State of Florida


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We consent to the incorporation by reference in this registration statement on Form B-2, covering the registration of 49,123,282 of our report dated March 31, 2006 included in the annual report on Form 10-KSB of Union Dental Holdings, Inc. for the year ended December 31, 2005, and to the reference to our firm under the caption "Experts" in the prospectus.


                                                       /s/ DeMeo, Young, McGrath
                                                         DeMeo, Young, McGrath



Fort Lauderdale, Florida
September 8, 2006